UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On October 30, 2020, CURE Pharmaceutical Holding Corp. (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Investor”) and consummated the sale to the Investor of a Series A subordinated convertible note (the “Series A Note”) with an initial principal amount of $4,600,000 and the Series B senior secured convertible note (the “Series B Note,” and together with the Series A Note, the “Convertible Notes” and, each a “Convertible Note”) with an initial principal amount of $6,900,000 in a private placement (the “Private Placement”) that closed on October 30, 2020.

The Series A Note was sold with an original issue discount of $600,000 and the Series B Note was sold with an original issue discount of $900,000. The Investor paid for the Series A Note to be issued to the Investor by delivering $4,000,000 in cash consideration and paid for the Series B Note to be issued to the Investor by delivering a secured promissory note (the “Investor Note”) with an initial principal amount of $6,000,000. The Company will receive cash in respect of a Series B Note only upon cash repayment of the corresponding Investor Note. In certain circumstances, the Investor Note may be automatically satisfied through netting against the Series B Note, as described more fully below, rather than through the payment of cash. Until an Investor Note is repaid, the original issue discount and the rest of the principal under the corresponding Series B Note is considered to be “restricted.” Upon any repayment of the Investor Note, the principal of the corresponding Series B Note becomes “unrestricted” on dollar-for-dollar basis, along with a proportional amount of the original issue discount.

Axiom Capital Management, Inc. (“Axiom”) was engaged as the sole placement agent for the offering of the Convertible Notes. Axiom received a placement agent fee of $306,000 at the closing of the Private Placement, representing 8% of the gross cash proceeds at the closing. After deducting the placement agent fee, the Company’s estimated expenses associated with the Private Placement and the repayment of the September Note (defined below), the Company’s estimated net cash proceeds at the closing were approximately $2,340,000. If the Investor Note is subsequently satisfied in full by payment in cash, the Company the additional financial advisory fee on the cash proceeds received from the Investor Note will be another $480,000, and the aggregate net cash proceeds from the Private Placement as a whole will be approximately $8,850,000. In addition, Axiom received a warrant (the “Warrant”) exercisable for 2 years for the purchase of an aggregate of up to 242,424 shares of the Company’s common stock (“Common Stock”), at an exercise price of $1.32 per share. The Warrant may also be exercised by means of a “cashless exercise” or “net exercise.” Upon the achievement of certain milestones, Axiom is entitled to receive an additional warrant, on the same terms as the Warrant, exercisable for an aggregate of up to 363,636 shares of Common Stock (collectively with the shares underlying the Warrant, the “Warrant Shares”). The Warrant Shares, when issued, will have the same rights, preferences and privileges (including the registration rights described under “Registration Rights Agreement” below) as the shares underlying the Convertible Notes.

Promptly after the consummation of the sale of the Convertible Notes, the Company repaid in full the outstanding principal balance and all accrued but unpaid interest expense on the Senior Promissory Note issued on September 25, 2020 to the Investor (the “September Note”). The cash payment to the Investor to satisfy the September Note was in the amount $1,100,000.

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, the Company also agreed that as long as the Series A Note remain outstanding, the Company will not effect or enter into an agreement to effect any variable rate transaction other than a bona fide at-the-market offering or equity line of credit.

Convertible Notes

General

The Convertible Notes were issued to the Investor on October 30, 2020 and mature on October 30, 2022 with respect to the Series A Note and October 30, 2021 with respect to the Series B Note (the “Maturity Date”), subject to extension in certain circumstances, including bankruptcy and outstanding events of default.

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Payment of Amounts Due under the Convertible Notes

On the Maturity Date, the Company shall pay to the Investor an amount in cash (other than restricted amounts under a Series B Note) presenting all outstanding principal, Make-Whole Amount (as defined in the Convertible Notes), if any, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Convertible Notes) on such principal, except that any restricted amount under the Series B Note will be automatically satisfied on the Maturity Date (in lieu of a cash payment) by Maturity Netting (as defined in the Investor Note described below). The Company may not prepay any amounts due under the Convertible Notes.

Interest

The Convertible Notes shall bear no interest unless there is an occurrence, and during the continuance, of an Event of Default (as defined in the Convertible Notes). During any such Event of Default, the Convertible Notes will accrue interest at the rate of 18% per annum. See “—Events of Default” below.

Conversion; Alternate Conversion upon Event of Default

Each Convertible Note (other than restricted amounts under a Series B Note) is convertible, at the option of the Investor, into shares of Common Stock at a conversion price of $1.32 per share. The conversion price is subject to full ratchet antidilution protection upon any transaction in which the Company is deemed to have granted, issued or sold, any shares of Common Stock. If the Company enters into any agreement to issue any variable rate securities, other than a bona fide at-the-market offering or equity line of credit, the Investor has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the Convertible Notes, the Investor may elect to alternatively convert the Convertible Notes at the redemption premium described therein.

Conversion Limitation

The Investor will not have the right to convert any portion of a Convertible Notes, to the extent that, after giving effect to such conversion, the Investor (and other certain related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. This limit may, from time to time, be increased, up to 9.99%, or decreased; provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

Events of Default

The Convertible Notes include certain customary and other Events of Default. In connection with an Event of Default, the Investor may require the Company to redeem in cash any or all of the Convertible Notes. The redemption price will be at a premium to the amount due under the Convertible Notes as described therein.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), the Investor may require the Company to redeem all or any portion of the Convertible Notes. The redemption price per share will be at a premium to the amount due under the Convertible Notes as described therein.

Covenants

The Company will be subject to certain customary affirmative and negative covenants including those regarding the payment of dividends, maintenance of its property, transactions with affiliates, and issue notes and certain securities.

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Company Optional Redemption Rights and Netting under Series B Notes

The Company may redeem the Convertible Notes at the redemption price described in the Convertible Notes. The Company also may redeem any portion of any Series B Note by offsetting the principal amount thereof against the principal amount of the corresponding Investor Note.

Pursuant to the Investor Note and a Master Netting Agreement, dated as of October 30, 2020 (the “Master Netting Agreement”), between the Investor and the Company, upon an acceleration of the Series B Note pursuant to anEvent of Default, required redemption of the Series B Note upon the occurrence of a Change in Control or upon any other required redemption of the restricted amounts under the Series B Note, the unpaid amount of the Investor Note shall automatically net against the unpaid amount of the corresponding Series B Note or against the redemption amount, as applicable. In addition, on the Maturity Date of the Series B Note or upon an Event of Default relating to bankruptcy, the unpaid amount of an Investor Note will automatically be netted against the unpaid amount of the corresponding Series B Note. Further provisions in connection with netting are set forth under the Master Netting Agreement.

Investor Note

The Investor Note was issued pursuant to a Note Purchase Agreement, dated as of October 30, 2020, by and between the Company and the Investor.

The Investor’s obligation to pay the Company the amount of principal outstanding pursuant to the applicable Investor Note is to be secured by an equal amount of cash, cash equivalents, or currency, notes or securities backed by certain governments. The Investor may, at its option and at any time, voluntarily prepay an Investor Note, in whole or in part. In addition, the Investor Note is subject to mandatory prepayment, in whole or in part (a “Mandatory Prepayment”), upon the occurrence of certain events, including:

•

The Investor will be required to prepay the Investor Note in certain amounts (each a “Mandatory Prepayment”) on the first date after the effectiveness of a resale registration statement (or the availability of Rule 144 promulgated under the Securities Act of 1933, as amended) if certain other conditions are satisfied as of such date.

•

Initial Mandatory Prepayments my not exceed the lesser of (a) such aggregate amount of principal outstanding under the Investor Note and (b) such aggregate amount of principal outstanding under the Investor Note that, together with the unrestricted principal would not exceed the lesser of (i) $1 million and (ii) 10% of the 30 trading day market capitalization of the Company. Any other Mandatory Prepayments must not exceed the lesser of the principle outstanding under the Investor Note and $2,000,000.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of October 30, 2020 (the “Registration Rights Agreement”) between the Investor and the Company, the Company have granted certain registration rights to the Investor. The Registration Rights Agreement requires the Company to file a registration statement covering the resale of the shares underlying the Convertible Notes within 30 days and to have the registration statement declared effective within 90 days of after the closing of the Purchase Agreement. It also grants the Investor customary “piggyback” registration rights. If the Company fails to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, the Company will pay certain Registration Delay Payments (as defined in the Registration Rights Agreement) to the Investor.

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Leak-Out Agreement

On October 30, 2020, the Company and the Investor entered into a Leak-Out Agreement (the “Leak-Out Agreement”) pursuant to which the Investor and the Company agreed that, among other things, neither the Investor nor certain of its affiliates would collectively sell, dispose of or otherwise transfer, directly or indirectly, during the Restricted Period (as defined in the Leak-Out Agreement), shares of Common Stock in an amount more than the greater of (x) $20,000 in sales of shares of Common Stock, (y) 20% of the quotient of (A) the sum of each daily composite trading volume of Common Stock as reported by Bloomberg, LP for each Trading Day (as defined in the Leak-Out Agreement) during the 20 Trading Day period immediately preceding such Date of Determination (as defined in the Leak-Out Agreement), divided by (B) twenty (20) and (z) an aggregate 20% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (as defined in the Leak-Out Agreement).

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Notes, the Investor Note, the Master Netting Agreement, the Registration Rights Agreement, the Leak-Out Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in the Company’s reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Investor. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 1.02 of this Current Report to the extent required.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes and the shares of Common Stock issuable upon conversion, in payment or exercise thereof, are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Security Purchase Agreement.
10.2*	Series A Convertible Note.
10.3*	Series B Convertible Note.
10.4*	Note Purchase Agreement.
10.5*	Secured Promissory Note.
10.6	Master Netting Agreement.
10.7	Registration Rights Agreement.
10.8	Leak-Out Agreement.
99.1	Press Release, dated November 2, 2020 issued by Cure Pharmaceutical Holding Corp.

*All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: November 2, 2020	By:	/s/ Robert Davidson
Robert Davidson
Chief Executive Officer

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